SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    MAY 20, 2002


                                   INSCI CORP.
             (Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                 (State of other jurisdiction of incorporation)


1-12966                                     06-1302773
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Commission File No.                         I.R.S. Employer Identification


2 WESTBOROUGH BUSINESS PARK
WESTBOROUGH, MA                                     01581
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Address of principal executive offices              Zip code


(508) 870-4000
----------------
Registrant's telephone number,
including area code




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ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

           The Registrant ("Company"), on May 20, 2002, by a resolution of its Board of Directors, resolved to change auditing firms and dismissed Arthur Andersen LLP ("Andersen") and retained Goldstein and Morris Certified Public Accountants.

     (a) The report of Andersen on the Company's financial statements for the most recently completed fiscal year contained an emphasis of matter paragraph regarding the Company's ability to continue as a going concern, however did not contain a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The prior fiscal year did not contain an adverse or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with the Company's former accounting firm in any matter of accounting principles, practices, financial statement disclosures or auditing scope or procedures in connection with audits by the Company's former accounting firm for the two most recent fiscal years, or in any subsequent interim period preceding such change of accounting firms.

     (b) Annexed hereto and made a part hereof is a letter addressed to the Commission from Andersen, stating that it agrees with the statements made by the Company in the within Report.

EXHIBITS
--------
16.1 Letter to the SEC from the Company's former accounting firm, Arthur Andersen LLP.


SIGNATURES
----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     Westborough, MA
           May 23, 2002


                                      INSCI CORP.
                                      (REGISTRANT)

                                      /s/
                                      ----------------------------------
                                      Henry F. Nelson
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER